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Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606

July 25, 2005

CF Industries Holdings, Inc.
One Salem Lake Drive
Long Grove, Illinois 60047

Re:    Registration Statement on Form S-1
        (File No. 333-124949)

Ladies and Gentlemen:

        We have acted as special counsel to CF Industries Holdings, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 47,437,500 shares (including 6,187,500 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-1 (File No. 333-124949) of the Company as filed with the Securities and Exchange Commission (the "Commission") on May 16, 2005 under the Act and Amendments No. 1 through No. 3 thereto (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of Underwriting Agreement proposed to be entered into by and among the Company, as issuer, and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Harris Nesbitt Corp., Banc of America Securities LLC and CIBC World Markets Corp. as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement (the "Underwriting Agreement"); (iii) a specimen certificate evidencing the Common Stock; (iv) the Certificate of Incorporation of the Company, as currently in effect; (v) the By-Laws of the Company, as currently in effect; (vi) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware, filed as an exhibit to the Registration Statement (the "Restated Charter"); (vii) the form of the Amended and Restated By-Laws of the Company, filed as an exhibit to the Registration Statement (the "Restated By-Laws") and (viii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the Restated Charter, the Restated By-Laws and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Restated Charter in the form examined by us has been duly filed with the Secretary of State of the State of Delaware prior to the issuance of the Shares. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        Members of our firm are admitted to the bar in the State of Illinois and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the Underwriting Agreement has been duly executed and delivered and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.1